CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-1 and Form S-3 File No. 33-42504, on Form
S-8 File No. 33-44622, File No. 33-56846, File No. 33-56848, File No. 33-57768,
File No. 33-57770, File No. 33-57772, File No. 33-67588 and File No. 333-19017,
on Form S-3 File No. 33-80212, File No. 333-97682, File No. 333-00376, File No.
333-8441 and File No. 333-18261 and on Form S-4 File No. 333-6667 and File
No. 333-9119.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP



Los Angeles, California
March 28, 1997